Exhibit 99.1

Newmark Upsizes its Senior Unsecured Credit Facility by 50% to $900 Million

and Extends Maturity to April 17, 2030

NEW YORK, NY – April 21, 2026 – Newmark Group, Inc. (Nasdaq: NMRK) (“Newmark” or “the Company”), a leading commercial real estate advisor and service provider to large institutional investors, global corporations, and other owners and occupiers, today announced terms of its amended senior unsecured revolving credit facility (the “Credit Facility”).

On April 17, 2026, Newmark entered into an agreement to amend the terms of its Credit Facility, increasing its size by 50% to $900 million and extending the maturity date to April 17, 2030. The Company has the right to increase the Credit Facility to up to $1.1 billion, subject to certain conditions being met. Borrowings under the Credit Facility will bear an interest rate, at Newmark’s option, based either on:

(a)	Term SOFR for applicable interest periods as selected by the Company, plus an applicable margin, or

(b)	A base rate to be determined by the Administrative Agent plus an applicable margin.

The applicable margin is initially expected to be 1.625% per annum with respect to Term SOFR borrowings under (a) above and 0.625% with respect to base rate borrowings under (b) above. The applicable margin under both (a) and (b) above will vary depending upon the Company’s credit rating. The new agreement amends the terms of Newmark’s previous $600 million revolving credit facility maturing on April 26, 2027. Under (a) above, the interest rate on any borrowing under the Credit Facility would have been approximately 5.27% as of market close on April 17, 2026.1

BofA Securities, Inc. acted as the active lead arranger and bookrunner for the Credit Facility, while Bank of America, N.A. will continue to serve as the Administrative Agent. Other banks participating in the Credit Facility are Capital One, National Association; Citizens Bank, N.A.; KeyBank National Association; Lloyds Bank PLC; National Westminster Bank PLC; PNC Bank, National Association; Regions Bank; Royal Bank of Canada; U.S. Bank National Association; and Wells Fargo Bank, National Association (each as co-syndication agents); Industrial and Commercial Bank of China Limited, New York Branch; BMO Bank N.A.; and The Huntington National Bank (each as co-documentation agents); as well as Comerica Bank, a division of Fifth Third Bank, National Association; and Associated Bank, N.A.

The Company expects to use its Credit Facility for general corporate purposes. For additional information on the Credit Facility, please see Newmark’s forthcoming and expected Securities and Exchange Commission filing on form 8-K.

ABOUT NEWMARK

Newmark Group, Inc. (Nasdaq: NMRK), together with its subsidiaries (“Newmark”), is a world leader in commercial real estate, seamlessly powering every phase of the property life cycle. Newmark’s comprehensive suite of services and products is uniquely tailored to each client, from owners to occupiers, investors to founders, and startups to blue-chip companies. Combining the platform’s global reach with market intelligence in both established and emerging property markets, Newmark provides superior service to clients across the industry spectrum. For the twelve months ended December 31, 2025, Newmark generated revenues of nearly $3.3 billion. As of December 31, 2025, Newmark and its business partners together operated from approximately 175 offices with over 9,300 professionals across four continents. To learn more, visit nmrk.com or follow @newmark.

DISCUSSION OF FORWARD-LOOKING STATEMENTS ABOUT NEWMARK

Statements in this document regarding Newmark that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the Company’s business, results, financial position, liquidity, and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, Newmark undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Newmark’s Securities and Exchange Commission filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q, or Form 8-K.

MEDIA CONTACT:

Deb Bergman

+1 303-260-4307

INVESTOR CONTACTS:

Jason McGruder or Shaun French

+1 212-829-7124

[1]	Using data from Bloomberg for the “30 Day Average SOFR Secured Overnight Financing Rate”.